Exhibit 99.1

[PERKINELMER LOGO]

PerkinElmer, Inc.

45 William Street

Wellesley, MA 02481-4078 USA

Phone: 781-431-4306

Fax: 781-431-4255

www.perkinelmer.com

FOR IMMEDIATE RELEASE
July 27, 2004

PERKINELMER ANNOUNCES Q2 2004 RESULTS

•	Revenue Growth of 10%
•	Net Income Up More Than 90%
•	Total Operating Cash Flow of $57M, Up 54%
•	Increases FY 2004 EPS Guidance

BOSTON – PerkinElmer, Inc. (NYSE: PKI), a global leader in health sciences and other advanced technology markets, today announced GAAP earnings per share of $.16 from continuing operations on revenue of $412.6 million for the second quarter ended June 27, 2004. The second quarter 2004 results include intangibles amortization of $7.1 million, or approximately $.04 per share. The Company reported earnings per share from continuing operations excluding intangibles amortization of $.20, which met the Thomson First CallTM consensus earnings per share estimate for the second quarter of 2004 and was at the high end of the Company’s forecasted range for the quarter. GAAP net income from continuing operations for the second quarter of 2004 was $20.9 million compared to $11.0 million for the second quarter of 2003, an increase of 91%.

Second quarter 2004 revenue of $412.6 million increased 10% over the second quarter of 2003. Revenue growth excluding the impact of foreign exchange was 8% over the prior year. Revenue growth by segment over the second quarter of 2003 was 5% in Life and Analytical Sciences, 7% in Optoelectronics and 44% in Fluid Sciences.

GAAP operating profit during the second quarter of 2004 increased 29% over the second quarter of 2003, and the operating margin increased to 9.5%, up 140 basis points from 8.1% for the second quarter of 2003. Second quarter 2004 operating margin excluding intangibles amortization was 11.2%, up 120 basis points over the second quarter of 2003, and up 230 basis points excluding one-time items in the second quarter of 2003.

The Company generated operating cash flow of $56.6 million in the second quarter of 2004, an increase of $19.8 million over operating cash flow of $36.8 million for the second quarter of 2003. Free cash flow, defined as operating cash flow of $56.6 million less capital expenditures of $5.1 million, was $51.5 million for the second quarter of 2004. During the second quarter of 2004, the Company reduced long-term debt by $15 million. Cash and cash equivalents increased $31.3 million to $196.7 million, sequentially from the end of the first quarter of 2004.

“We are pleased with the 8% organic revenue growth which, coupled with our productivity improvements, delivered a 91% increase in net income. Furthermore, the organic revenue growth for each of our businesses was up sequentially from the first quarter of 2004,” said Gregory L. Summe, Chairman and CEO of the Company. “Our continued strong cash flow has further strengthened our balance sheet and we expect will enable us to increase our investments in research and development and business development opportunities,” added Summe.

Financial overview by reporting segment:

Life and Analytical Sciences reported revenue of $257.9 million for the second quarter of 2004, up 5% from $246.0 million in the second quarter of 2003 driven by instruments revenue growth of 10% and service revenue growth of 6% during the second quarter of 2004 compared to the second quarter of 2003.

The segment’s GAAP operating profit for the second quarter of 2004 was $22.1 million versus $20.7 million for the same period of 2003. As a percentage of sales, operating profit for the second quarters of 2004 and 2003 was 8.6% and 8.4%, respectively. The operating profit for the second quarter of 2003 included restructuring reversals and a gain on disposition aggregating $3.1 million, or approximately 1% of revenue, for the period. The operating profit for the second quarters of 2004 and 2003 included intangibles amortization of $6.6 million and $6.5 million, respectively. Operating profit excluding intangibles amortization for the second quarter of 2004 was $28.7 million, or 11.1% as a percentage of revenue.

Optoelectronics reported revenue of $94.7 million for the second quarter of 2004, an increase of 7% from revenue of $88.5 million for the second quarter of 2003, with the increase in revenue driven by strength in the Company’s medical and biotech imaging business, which included record digital imaging shipments during the quarter.

The segment’s GAAP operating profit was $12.9 million for the second quarter of 2004, versus $11.5 million for the comparable period of 2003. As a percentage of sales, operating profit for the second quarters of 2004 and 2003 was 13.7% and 13.0%, respectively. The operating profit for the second quarter of 2003 included restructuring reversals and a gain on disposition aggregating $.7 million, or approximately 1% of revenue for the period. The operating profit for each of the second quarters of 2004 and 2003 included intangibles amortization of $.3 million.

Fluid Sciences reported revenue of $60.1 million for the second quarter of 2004, up 44% from revenue of $41.7 million in the second quarter of 2003, led by strong growth in the semiconductor and aerospace end markets.

The segment’s GAAP operating profit for the second quarter of 2004 was $9.2 million, versus $3.1 million in the second quarter of 2003. As a percentage of sales, operating profit for the second quarters of 2004 and 2003 was 15.3% and 7.5%, respectively. The operating profit for each of the second quarters of 2004 and 2003 included intangibles amortization of $.2 million.

“The strengthening economy and progress on our improvement initiatives give us the confidence to increase our full year 2004 GAAP EPS guidance to $.66 to $.71, which is $.81 to $.86 per share excluding $.15 per share related to intangibles amortization,” continued Summe.

For the third quarter of 2004, the Company projects GAAP EPS from continuing operations of between $.15 and $.18. Excluding the negative $.04 per share impact of intangibles amortization, the Company projects EPS from continuing operations of between $.19 and $.22 for the third quarter of 2004.

The Company will discuss its second quarter results in a conference call on Wednesday, July 28, 2004 at 10:00 a.m. Eastern Time (ET). To listen to the call live, please tune into the webcast at the “Investor Corner” section of our website, www.perkinelmer.com. A playback of this conference call will be available beginning 1:00 p.m. ET, Wednesday, July 28, 2004. The playback phone number is (719) 457-0820 and the code number is 579250.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures of earnings per share, operating profit and operating margin, in each case excluding amortization of acquisition-related intangible assets, and organic revenue growth, representing the rate of revenue growth excluding the effects of fluctuations in foreign exchange rates. We exclude the amortization of acquisition related intangibles and the effects of foreign exchange rates in calculating these non-GAAP measures because such amortization is outside of our normal operations and such foreign exchange effects are out of our control. We believe that the inclusion of these non-GAAP financial measures in this press release also helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts. PerkinElmer’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in their financial and operating decision-making.

This press release also contains a non-GAAP financial measure of free cash flow. We define free cash flow as our net cash provided by operating activities minus our capital expenditures. We use free cash flow, and ratios based on this measure, to conduct and evaluate our business and, specifically, to determine incentive compensation, to allocate resources to debt repayment and for cash investing and financing activities. Therefore, we believe that this measure may be similarly useful and informative to investors.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying exhibits to, this press release.

Factors Affecting Future Performance

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, all projections of future financial results, are deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “projects,” “forecasts,” “will” and similar expressions are intended to identify forward-looking statements. There are a number of important risk factors that could cause actual results or events to differ materially from those indicated by these forward-looking statements, including, without limitation, economic and geopolitical forces that may limit any continued or expected economic or end market strengthening or recoveries, risks related to our failure to introduce new products in a timely manner, the impact of our debt on our cash flow and investment opportunities, our ability to comply with financial covenants contained in our credit agreements and debt instruments, our international operations, cyclical downturns continuing to affect several of the industries into which we sell our products, our ability to adjust our operations to address unexpected changes, our ability to execute acquisitions and license technologies and successfully integrate acquired businesses and licensed technologies into our existing business, the loss of any of our licenses that may require us to stop selling products or lose competitive advantage, competition, regulatory compliance, regulatory changes, our failure to obtain and enforce intellectual property protection, our defense of third party claims of patent infringement and our ability to realize the full value of our intangible assets, as well as other factors which we describe under the caption “Forward-Looking Information and Factors Affecting Future Performance” in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, each on file with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

PerkinElmer, Inc. is a global technology leader focused in the following businesses—Life and Analytical Sciences, Optoelectronics and Fluid Sciences. Combining operational excellence and technology expertise with an intimate understanding of our customers’ needs, PerkinElmer provides products and services in health sciences and other advanced technology markets that require innovation, precision and reliability. The Company serves customers in more than 125 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

# # #

For further information:

Investor Contact:

Dan Sutherby

PerkinElmer, Inc.

(781) 431-4306

PerkinElmer, Inc. and Subsidiaries

INCOME STATEMENTS

	Three Months Ended		Six Months Ended
(In thousands, except share and per share data)	27-Jun-04	29-Jun-03	27-Jun-04	29-Jun-03
Sales	$412,614	$376,252	$805,222	$733,992

Cost of Sales	246,473	223,296	486,839	441,344
Research and Development Expenses	22,264	21,877	42,892	42,728
Selling, General and Administrative Expenses	97,650	97,455	193,464	190,248
Restructuring Reversals, Net	—	(2,728)	—	(3,173)
Gains on Dispositions, Net	—	(1,108)	(363)	(1,688)
Amortization of Intangible Assets	7,077	7,037	14,178	14,227

Operating Income From Continuing Operations	39,150	30,423	68,212	50,306

Extinguishment of Debt	366	619	1,532	619
Interest Income	(355)	(698)	(840)	(1,715)
Interest Expense	9,272	14,040	19,047	28,305
Loss on Investments	—	750	—	750
Other Expense (Income), Net	582	(546)	(328)	543

Income From Continuing Operations Before Income Taxes	29,285	16,258	48,801	21,804

Provision for Income Taxes	8,361	5,284	14,153	7,086

Net Income From Continuing Operations	20,924	10,974	34,648	14,718

Loss From Discontinued Operations, Net of Income Tax	(89)	(883)	(344)	(2,285)
Loss on Disposition of Discontinued Operations, Net of Income Tax	—	(1,693)	(198)	(1,673)

Net Income	$20,835	$8,398	$34,106	$10,760

Diluted Earnings (Loss) Per Share:
Continuing Operations	$0.16	$0.09	$0.27	$0.12

Loss From Discontinued Operations, Net of Income Tax	—	(0.01)	—	(0.02)
Loss on Disposition of Discontinued Operations, Net of Income Tax	—	(0.01)	—	(0.01)

Net Income	$0.16	$0.07	$0.26	$0.08

Weighted Average Diluted Shares of Common Stock Outstanding	129,362	126,898	129,148	126,636

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information and Reconciliation of GAAP to Non-GAAP Measures (per share, continuing operations)

GAAP Diluted EPS from Continuing Operations	$0.16	$0.09	$0.27	$0.12
Amortization of Intangible Assets, Net of Income Tax	0.04	0.04	0.07	0.07

EPS excluding Amortization of Intangible Assets	$0.20	$0.12	$0.34	$0.19

Thomson First CallTM EPS	$0.20		$0.34

PerkinElmer, Inc. and Subsidiaries

Sales and Operating Profit (Loss)

	Three Months Ended		Six Months Ended
(In thousands)	June 27, 2004	June 29, 2003	June 27, 2004	June 29, 2003
Life and Analytical Sciences
Sales	$257,869	$246,032	$507,116	$478,232
OP$ reported	22,135	20,677	38,118	32,299
OP% reported	8.6%	8.4%	7.5%	6.8%
Amortization expense	6,551	6,511	13,125	12,974
OP$ excl. amortization	28,686	27,188	51,243	45,273
OP% excl. amortization	11.1%	11.1%	10.1%	9.5%

Optoelectronics
Sales	94,681	88,519	180,554	171,112
OP$ reported	12,937	11,488	22,748	20,807
OP% reported	13.7%	13.0%	12.6%	12.2%
Amortization expense	306	306	613	613
OP$ excl. amortization	13,243	11,794	23,361	21,420
OP% excl. amortization	14.0%	13.3%	12.9%	12.5%

Fluid Sciences
Sales	60,064	41,701	117,552	84,648
OP$ reported	9,181	3,133	17,490	5,513
OP% reported	15.3%	7.5%	14.9%	6.5%
Amortization expense	220	220	440	640
OP$ excl. amortization	9,401	3,353	17,930	6,153
OP% excl. amortization	15.7%	8.0%	15.3%	7.3%

Other
OP$ reported	(5,103)	(4,875)	(10,144)	(8,313)

Continuing Operations
Sales	$412,614	$376,252	$805,222	$733,992

OP$ reported	$39,150	$30,423	$68,212	$50,306

OP% reported	9.5%	8.1%	8.5%	6.9%
Amortization expense	$7,077	$7,037	$14,178	$14,227

OP$ excl. amortization	$46,227	$37,460	$82,390	$64,533

OP% excl. amortization	11.2%	10.0%	10.2%	8.8%

SALES AND REPORTED OPERATING PROFIT PREPARED IN ACCORDANCE WITH GAAP
Supplemental Information

Gains on Dispositions and Restructuring Reversals, net
Life and Analytical Sciences	$—	$3,052	$—	$3,341
Optoelectronics	—	784	363	875
Fluid Sciences	—	—	—	645

Total	$—	$3,836	$363	$4,861

OP% excluding amortization, gains and restructuring reversals, net
Life and Analytical Sciences	11.1%	9.8%	10.1%	8.8%
Optoelectronics	14.0%	12.4%	12.7%	12.0%
Fluid Sciences	15.7%	8.0%	15.3%	6.5%

Total	11.2%	8.9%	10.2%	8.1%

PERKINELMER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 27, 2004	March 28, 2004	December 28, 2003	June 29, 2003
	(In thousands)
Current assets:
Cash and cash equivalents	$196,728	$165,471	$191,499	$144,623
Cash held in escrow	—	—	—	154,865
Accounts receivable	273,921	282,294	288,027	269,160
Inventories	189,605	197,553	190,346	196,480
Other current assets	98,782	98,364	95,213	157,660
Current assets of discontinued operations	950	962	1,214	13,531

Total current assets	759,986	744,644	766,299	936,319

Property, plant and equipment:
At cost	619,712	618,181	619,201	614,897
Accumulated depreciation	(372,634)	(362,821)	(352,530)	(324,989)

Net property, plant and equipment	247,078	255,360	266,671	289,908
Marketable securities and investments	10,073	10,590	10,874	11,927
Intangible assets	410,571	418,019	424,703	438,444
Goodwill, net	1,026,959	1,032,073	1,034,911	1,017,083
Other assets	98,817	99,958	102,652	97,863
Long-term assets of discontinued operations	359	527	1,609	4,104

Total assets	$2,553,843	$2,561,171	$2,607,719	$2,795,648

Current liabilities:
Short-term debt	$4,945	$4,979	$5,167	$4,791
Convertible debt	—	—	—	156,813
Accounts payable	129,925	142,787	154,426	130,790
Accrued restructuring and integration costs	5,152	5,716	8,055	25,046
Accrued expenses	301,272	291,105	283,868	303,110
Current liabilities of discontinued operations	540	872	499	1,019

Total current liabilities	441,834	445,459	452,015	621,569

Long-term debt	484,431	499,369	544,307	584,483
Long-term liabilities	260,388	261,667	262,347	292,921
Long-term liabilities of discontinued operations	—	—	—	3,196

Total liabilities	1,186,653	1,206,495	1,258,669	1,502,169

Commitments and contingencies

Total stockholders’ equity	1,367,190	1,354,676	1,349,050	1,293,479

Total liabilities and stockholders’ equity	$2,553,843	$2,561,171	$2,607,719	$2,795,648

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Three Months Ended		Six Months Ended
	June 27, 2004	June 29, 2003	June 27, 2004	June 29, 2003
	(In thousands)
Operating Activities:
Net income	$20,835	$8,398	$34,106	$10,760
Add loss from discontinued operations, net of income taxes	89	883	344	2,285
Add net loss on disposition of discontinued operations	—	1,693	198	1,673

Net income from continuing operations	20,924	10,974	34,648	14,718

Adjustments to reconcile net income from continuing operations to net cash provided by continuing operations:
Restructuring reversals, net of expense	—	(2,728)	—	(3,173)
Stock based compensation	4,289	4,566	5,095	5,266
Amortization of debt discount and issuance costs	1,350	3,293	3,561	6,179
Depreciation and amortization	19,019	19,743	38,502	38,544
Gains on dispositions	—	(358)	(363)	(938)
Changes in operating assets and liabilities:
Accounts receivable	5,355	14,232	10,689	51,574
Inventories	6,423	14,556	(607)	15,962
Accounts payable	(11,914)	(5,086)	(23,881)	(19,796)
Accrued restructuring and integration costs	(564)	(6,626)	(2,903)	(11,183)
Accrued expenses and other	11,847	(16,048)	18,090	(36,551)

Net Cash Provided by Continuing Operations	56,729	36,518	82,831	60,602

Net Cash (Used in) Provided by Discontinued Operations	(92)	324	362	309

Net Cash Provided by Operating Activities	56,637	36,842	83,193	60,911

Investing Activities:
Cash withdrawn from escrow to repay debt	—	—	—	32,509
Capital expenditures	(5,073)	(4,818)	(8,370)	(8,279)
Proceeds from disposition of businesses, PP&E, net	—	3,295	2,056	3,295
Settlement of the disposition of business, net	—	(291)	—	(866)
Proceeds related to acquisitions, net of cash acquired	2,765	(1,592)	2,765	534

Net Cash (Used in) Provided by Continuing Operations	(2,308)	(3,406)	(3,549)	27,193

Net Cash Provided by Discontinued Operations	306	250	306	250

Net Cash (Used in) Provided by Investing Activities	(2,002)	(3,156)	(3,243)	27,443

Financing Activities:
Payment of debt issuance costs	—	(369)	—	(1,725)
Prepayment of zero coupon convertible notes	—	—	—	(32,509)
Prepayment of term loan debt	(15,000)	(15,000)	(60,000)	(30,000)
Increase (decrease) in other credit facilities	8	(1,237)	(456)	(1,026)
Proceeds from issuance of common stock for employee benefit plans	1,703	617	5,361	617
Cash dividends	(8,942)	(8,827)	(17,846)	(17,660)

Net Cash Used in Financing Activities	(22,231)	(24,816)	(72,941)	(82,303)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(1,147)	5,976	(1,780)	7,957

Net Increase in Cash and Cash Equivalents	31,257	14,846	5,229	14,008
Cash and Cash Equivalents at Beginning of Period	165,471	129,777	191,499	130,615

Cash and Cash Equivalents at End of Period	$196,728	$144,623	$196,728	$144,623

PREPARED IN ACCORDANCE WITH GAAP